Exhibit 99.(l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 11, 2016

Center Coast MLP & Infrastructure Fund

1600 Smith Street

Suite 3800

Houston, Texas 77002

Re:                             Center Coast MLP & Infrastructure Fund —

Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Center Coast MLP & Infrastructure Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 (the “Registration Statement”) to be filed on the date hereof by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (the “1940 Act”). The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Securities Act Rules and Regulations”), of an indeterminate amount of securities of the Trust, not to exceed $150,000,000 maximum aggregate offering price, consisting of: (i) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), and (ii) subscription rights to purchase Common Shares (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Common Share Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Trust and one or more subscription agents to be named therein (each, a “Subscription Agent”). The Common Shares and Subscription Rights offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the notification of registration on Form N-8A (File No. 811-22843) of the Trust filed with the Commission under the 1940 Act on May 10, 2013;

(ii)                                  the Registration Statement as proposed to be filed with the Commission on the date hereof;

(iii)                               an executed copy of a certificate of Rachel Hollowell, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”)

(iv)                              a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of April 11, 2016 and certified pursuant to the Secretary’s Certificate;

(v)                                 a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 14, 2013 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(vi)                              a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(vii)                           copies of certain resolutions adopted by unanimous written consent of the Board of Trustees of the Trust (the “Board of Trustees”) on March 31, 2016, relating to the registration of the Securities and related matters, certified pursuant to the Secretary’s Certificate; and

(viii)                        a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the DSTA, (ii) the laws of the State of Delaware, and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Subscription Rights Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the Securities Act Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Trust and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Trustees, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Trust have taken all related action as directed by or under the direction of the Board of Trustees; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the Declaration of Trust and the By-Laws so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-Laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any Common Shares offered by the Trust (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) the Offered Common Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust and validly issued and fully paid and under the DSTA the purchasers of the Offered Common Shares will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Trust solely by reason of their ownership of such Offered Common Shares except for their obligation to repay any funds wrongfully distributed to them.

2.                                      With respect to any Subscription Rights offered by the Trust (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Trust; (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement; and (d) the Subscription Rights Certificate is filed in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms under the laws of the State of Delaware.

The opinions stated herein are subject to the following qualifications:

(i)                                     the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)                                  we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iii)                               except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(iv)                              we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(v) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(vi) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to such Transaction Agreement;

(vii) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(viii) we have assumed that the laws of the State of Delaware will be chosen to govern any Subscription Rights Agreements, and that such choice is and will be a valid and legal provision; and

(ix) we have assumed that the Declaration of Trust and the Bylaws constitute the only governing instrument, as defined in the DSTA, of the Trust.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 the Trust (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Trust has the statutory trust power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)                                  neither the execution and delivery by the Trust of any Transaction Agreement nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the Declaration of Trust or By-Laws of the Trust, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Trust or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Trust or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Trust or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by the Trust of any Transaction Agreement nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” and “General Information — Counsel and Independent Registered Public Accounting Firm” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH